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                                                                      EXHIBIT 21

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                                                       State of Incorporation or
Subsidiary Name                                               Organization
---------------                                        -------------------------
Archstone Communities Trust                                     Maryland
Archstone Communities Incorporated                              Delaware
SCP Nevada Holdings 1 Incorporated                              Nevada
SCP Utah Holdings 1 Incorporated                                Utah
SCP Utah Holdings 2 Incorporated                                Utah
SCP Utah Holdings 4 Incorporated                                Utah
SCP Utah Holdings 5 Incorporated                                Utah
Las Flores Development                                          Texas
PTR Holdings (Texas) Incorporated                               Texas
PTR-California Holdings (1) Incorporated                        Maryland
PTR-California Holdings (2) Incorporated                        Maryland
PTR-California Holdings (3) Incorporated                        Delaware
PTR-New Mexico (1) Incorporated                                 Delaware
PTR Multifamily Holdings Incorporated                           Delaware
Spectrum Apartment Locators, Inc.                               Texas
Archstone Financial Services, Inc.                              Delaware
Ameriton Properties Incorporated                                Maryland
PTR-Colorado (1), LLC                                           Colorado
Security Capital Atlantic Multifamily Inc.                      Delaware
SCA Florida Holdings (1) Incorporated                           Florida
Atlantic-Alabama (3) Incorporated                               Delaware
Atlantic-Alabama (4) Incorporated                               Delaware
Atlantic-Alabama Multifamily Trust                              Alabama
Atlantic-Alabama (5) Incorporated                               Maryland
Atlantic-Alabama (6) Incorporated                               Maryland
SCA-Alabama Multifamily Trust                                   Alabama
SCA-South Carolina (1) Incorporated                             Maryland
SCA-North Carolina (1) Incorporated                             Maryland
SCA-North Carolina (2) Incorporated                             Maryland
SCA North Carolina Limited Partnership                          Delaware
SCA-Indiana Limited Partnership                                 Delaware
SCA-Tennessee (1) Incorporated                                  Maryland
SCA-Tennessee (2) Incorporated                                  Maryland
SCA-Tennessee Limited Partnership                               Delaware
SCA-Tennessee (3) Incorporated                                  Maryland
SCA-Tennessee (4) Incorporated                                  Maryland
Atlantic-Tennessee Limited Partnership                          Delaware
SCA Florida Holdings (2) Incorporated                           Delaware
SCA-1 Incorporated                                              Delaware
Atlantic Multifamily Limited Partnership-1                      Delaware
Archstone Communities Limited Partnership                       Delaware
ASN Minnesota Holdings (1) LLC                                  Delaware
ASN Multifamily Limited Partnership                             Delaware
Ameriton Properties LLC                                         Delaware
ASN-Massachusetts Holdings (1) Incorporated                     Delaware
ASN-Washington Holdings (1) Incorporated                        Delaware

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